UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 5, 2007
RYDER SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11690 NW 105th Street
Miami, Florida	33178

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (305) 500-3726
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Amendments to Retirement Program
On January 5, 2007, our Board of Directors approved amendments to the Ryder System, Inc. Retirement Plan (Qualified Pension Plan), the Ryder System, Inc. Benefit Restoration Plan (Excess Pension Plan), Ryder System, Inc. 401(k) Savings Plan (401(k) Plan) and Ryder System, Inc. Deferred Compensation Plan (Deferred Compensation Plan). As a result of the changes:
•	Employees hired after January 1, 2007 will not be eligible to participate in the Qualified Pension and Excess Pension Plans.

•	Effective January 1, 2007, new hires who would have been eligible to participate in the Qualified Pension Plan will be eligible to participate in a newly enhanced 401(k) Plan (Enhanced 401(k) Plan). The Enhanced 401(k) Plan will provide for a (i) Company contribution equal to 3% of eligible pay, even if employees do not make contributions to the Plan, (ii) a 50% Company match of employee contributions of up to 5% of eligible pay, subject to IRS limits and (iii) a discretionary Company match based on Company performance. Our existing 401(k) Plan only provides for a discretionary Company match based on Company performance.

•	Effective December 31, 2007, the Deferred Compensation Plan will be amended to provide for Company contributions in excess of the applicable IRS limitations under the Enhanced 401(k) Plan. Employees participating in the Enhanced 401(k) Plan will also participate in the Deferred Compensation Plan, as amended (Enhanced Deferred Compensation Plan), provided they meet the eligibility requirements.

•	Effective December 31, 2007, the Qualified Pension and Excess Pension Plans (Plans) will be frozen (not terminated) for all Plan participants other than those who are eligible to continue to participate in the Plans as described below. As a result, these employees will cease accruing further benefits under the Plans after December 31, 2007. Employees will continue to earn vesting credit under the frozen Plans. All retirement benefits earned as of December 31, 2007 will be fully preserved and will be paid in accordance with the Plans and applicable legal requirements. Effective January 1, 2008, these employees will automatically participate in the Enhanced 401(k) Plan and Enhanced Deferred Compensation Plan.

•	Current Qualified Pension Plan participants who (1) have earned a minimum of 65 points (calculated as the sum of an employee’s age and years of service with the Company as of December 31, 2007) or (2) have at least 20 years of credited service with the Company as of December 31, 2007 (regardless of age) will be offered a choice to continue to earn benefits under the current Plans or transition to the Enhanced 401(k) Plan and Enhanced Deferred Compensation Plan. Eligible employees who choose to continue to earn benefits under the Qualified Pension Plan will not be eligible to participate in the Enhanced 401(k) Plan or Enhanced Deferred Compensation Plan, but will continue to be eligible to participate in the existing 401(k) Plan and Deferred Compensation Plan.
These changes will not impact obligations under current collective bargaining agreements, employees who are not eligible to participate in the Qualified Pension Plan, or current retirees/former employees with vested benefits.
We believe the shift in emphasis from a traditional defined benefit plan to a defined contribution plan reflects the changing needs of today’s workforce and will address certain of the challenges associated with traditional defined benefit plans, including volatility in defined benefit expense and funding requirements often caused by outside market factors; competitive factors; and recent changes in government pension regulations.
We will continue to recognize pension expense and cash funding obligations over the remaining life of the liability for employees who continue to earn benefits under the Plans and for the frozen benefits under the Plans. We do not expect to realize a material amount of cost savings in the near future as a result of these changes.
We issued a press release on January 11, 2007 regarding the changes to our retirement program, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Amendments to Severance and Change of Control Program
On January 5, 2007, our Board of Directors adopted the Ryder System, Inc. Executive Severance Plan (Executive Severance Plan). The Executive Severance Plan will be in effect for all officers elected on or after January 1, 2007. We will terminate all individual Change of Control Severance Agreements and Non-Change of Control Severance Agreements (Agreements) in effect for current officers (including our CEO and the other eight officers that currently comprise our Executive Leadership Team), forms of which were filed as Exhibits 10.1 and 10.2 to our Form 10-K filed with the Securities and Exchange Commission on February 26, 2004, effective on January 31, 2008 in accordance with the termination provisions of the Agreements. After January 31, 2008, current officers will be entitled to severance benefits under the Executive Severance Plan provided they meet the eligibility requirements. Our CEO and current Executive Leadership Team will be entitled to similar severance benefits under new individual Severance Agreements which have not yet been finalized.
The new severance benefits for all officers, including our CEO and current Executive Leadership Team, will be similar to those provided under the existing Agreements except as follows: (i) shorter severance periods and a change in the bonus calculation in both a change of control and non-change of control situation, (ii) elimination of certain perquisites, (iii) use of a modified tax gross up in a change of control situation (rather than the full tax gross up which is currently provided), (iv) a change in the definitions of “change of control”, “cause” and “good reason,” and (v) inclusion of a one year non-solicitation provision under all termination events regardless of whether severance benefits are paid.
The foregoing description of the Executive Severance Plan does not purport to be complete and is qualified in its entirety by reference to the Executive Severance Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement
Please refer to the discussion regarding the adoption of the Executive Severance Plan and the termination of existing Change of Control Severance Agreements and Non-Change of Control Severance Agreements with certain of our officers set forth above under Item 1.01.
Item 5.02(e) Compensatory Arrangements of Certain Officers
Please refer to the discussion regarding the changes to the severance and change of control benefits for our CEO and Executive Leadership Team (some of whom are our named executive officers) and the termination of their existing Change of Control Severance Agreements and Non-Change of Control Severance Agreements set forth above under Item 1.01.
Item 9.01(d) Exhibits
The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit 10.1	Ryder System, Inc. Executive Severance Plan

Exhibit 99.1	Press Release issued by Ryder System, Inc. on January 11, 2007
* * *
Certain statements and information included in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward looking statements are based on our current plans and expectations and are subject to risks, uncertainties and assumptions. Accordingly, these forward-looking statements should be evaluated with consideration given to the many risks and uncertainties that could cause actual results and events to differ materially from those in the forward-looking statements. Among the factors that could cause these plans, actions and results to differ materially from current expectations are (i) changes or volatility in interest rates, (ii) performance of pension plan assets, (iii) unanticipated changes in future compensation levels, (iv) unexpected levels of participation in the Enhanced 401(k) Plan, (v) future pension legislation changes and changes in pension accounting requirements, (vi) current employees’ future retirement dates, (vii) the anticipated mortality rate of retirees, (viii) unanticipated accounting consequences of the changes to the retirement program, and (ix) other factors described in the Company’s reports on Form 10-K, Form 8-K and Form 10-Q which have been filed with the SEC. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2007	RYDER SYSTEM, INC. (Registrant)
	By:	/s/ Robert D. Fatovic
Robert D. Fatovic, Executive Vice President,
General Counsel and Corporate Secretary

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